UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2006
ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (415) 733-4000
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 9, 2006, the Compensation Committee of the Board of Directors (“Compensation Committee”) approved executive officer fiscal year 2006 base salaries set forth below:

James P. McClure, Executive Vice President	$439,300
George B. Sundby, Executive Vice President& Chief Financial Officer	$350,000
Linda S. Auwers, Senior Vice President, General Counsel & Secretary	$310,745
     The Compensation Committee also increased the target bonuses for these executives as well as Steven M. Zaccagnini, to 60 percent of base pay for Mr. McClure, 50 percent of base pay for Messrs. Sundby and Zaccagnini, and 40 percent of base pay for Ms. Auwers. Ms. Auwers’ bonus will be based on the same criteria as Mr. Sundby.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: January 13, 2006	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel